UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): March 25, 2008
Newell Rubbermaid Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-09608	363514169
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

10B Glenlake Parkway, Suite 300, Atlanta, Georgia		30328
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 770-407-3800
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
On March 25, 2008, Newell Rubbermaid Inc. (the “Company”) and Barclays Capital Inc., Citigroup Global Markets Inc. and Goldman, Sachs & Co., acting for themselves and as representatives of the other several underwriters, entered into an Underwriting Agreement (the “Underwriting Agreement”) with respect to the offering and sale of unsecured and unsubordinated notes, consisting of $500,000,000 in 5.50% Notes due 2013 (the “Five Year Notes”) and $250,000,000 in 6.25% Notes due 2018 (the “Ten Year Notes” and together with the Five Year Notes, the “Notes”) under the Company’s Registration Statement on Form S-3ASR (Registration No. 333-149887). The sale closed on March 28, 2008. The Notes were issued pursuant to an Indenture dated as of November 1, 1995, between Newell Rubbermaid Inc. and The Bank of New York Trust Company, N.A. (as successor to JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank (National Association)), as trustee (as filed with the Securities and Exchange Commission on May 5, 1996, File No. 001-09608) (the “Indenture”).
Copies of the Underwriting Agreement, the form of the Five Year Notes and the form of the Ten Year Notes are filed as Exhibits 1.1, 4.1 and 4.2, respectively, to this Current Report on Form 8-K, and are hereby incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

Exhibit	Description

1.1	Underwriting Agreement, dated March 25, 2008, among Newell Rubbermaid Inc., Barclays Capital Inc., Citigroup Global Markets Inc. and Goldman, Sachs & Co.

4.1	Form of 5.50% Notes due 2013.

4.2	Form of 6.25% Notes due 2018.

5.1	Opinion of Schiff Hardin LLP.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Newell Rubbermaid Inc.
March 28, 2008	By:	/s/ Dale L. Matschullat
		Name:	Dale L. Matschullat
		Title:	Senior Vice President, General Counsel and Corporate Secretary

Exhibit Index

Exhibit No.	Description
1.1	Underwriting Agreement, dated March 25, 2008, among Newell Rubbermaid Inc., Barclays Capital Inc., Citigroup Global Markets Inc. and Goldman, Sachs & Co.

4.1	Form of 5.50% Notes due 2013.

4.2	Form of 6.25% Notes due 2018.

5.1	Opinion of Schiff Hardin LLP.